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                                                                   EXHIBIT 10.33

                             EMPLOYMENT AGREEMENT
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          THIS AGREEMENT, is made as of the fifth day of December, 1999 (this
"Agreement"), between GlobalCenter Inc., a Delaware corporation ("GC"), and Leo
J. Hindery, Jr. ("Executive").

          For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GC and Executive hereby agree as follows:

          1.   Employment.
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          Subject to the terms and conditions hereinafter contained, GC hereby employs Executive and Executive accepts the employment by GC.

          (a) Executive shall perform such duties and exercise such powers in relation to the business of the GC as may from time to time be assigned to or vested in him by the Board of Directors of GC and shall at all times and in all respects comply with the reasonable directions and regulations made by the Board of Directors of GC. Without limiting the foregoing, Executive shall hold the title of Chairman and CEO of GC and shall be immediately elected as a member of the GC Board.

          (b) Executive shall faithfully serve GC to the utmost of his ability and shall use his best efforts to promote the interests thereof and shall devote all of his time and attention during the normal working hours of GC (and, for no further remuneration, during such additional hours as shall be necessary for the proper performance thereof) to the said duties, except insofar as he has the consent of the GC Board of Directors in writing to do otherwise. The foregoing shall not preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments or from serving on the boards of directors of other entities or engaging in Executive's car racing avocation, as long as such activities and service do not materially interfere or conflict with Executive's responsibilities to GC.

          (c) Executive shall comply with such directives and manuals as GC may issue from time to time to its officers and executives.

          (d)  Executive's office shall be based in the San Francisco Bay Area.

          2.   Board Membership
               ----------------

          Executive shall be recommended as a candidate for director of Global Crossing Ltd. The Global Crossing Ltd. Board of Directors currently has no open positions; however, an opening is anticipated on or before March 31, 2000.

          During the Term (as defined in Paragraph 3), Executive shall have the right to nominate one less than a majority (including Executive) of the directors of the

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GC Board of Directors. Election of such nominees to the GC Board of Directors shall not be unreasonably denied. GC shall have eleven Board members.

          3.   Term.
               ----

     Subject to the provisions of Paragraph 9 below, the term of this Agreement (the "Term") shall be 3 years, commencing on December 5, 1999 (the "Commencement Date"). The Term and provisions of this Agreement shall automatically extend for additional one-year periods if Executive remains employed on and after the third anniversary of the Commencement Date, unless either party notifies the other in writing at least 30 days prior to the applicable anniversary date that it, or he, does not want the term to so extend.

          4.   Remuneration.
               ------------

          (a)  Base Salary.  GC agrees to pay and Executive agrees to accept as
               -----------
compensation for the services rendered by Executive during his Employment hereunder an annualized salary of $500,000, less withholding taxes and other amounts required by applicable laws, to be paid in semi-monthly installments.

          (b)  Guaranteed Minimum Bonus. Executive shall receive a guaranteed
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minimum bonus (the "Guaranteed Minimum Bonus") of $500,000 per year during the
Term. The GC Board of Directors in its sole discretion may award an annual bonus greater than the Guaranteed Minimum Bonus.

          (c)  Global Crossing Ltd. Stock Options.  Pursuant to the 1998 Global
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Crossing Ltd., Stock Incentive Plan (the "Plan"), Executive shall receive options to purchase 500,000 shares of common stock of Global Crossing Ltd. (the "Global Crossing Ltd. Stock Options"). The strike price shall equal $45 per share. The Global Crossing Ltd. Stock Options shall vest as follows: 34% on the Commencement Date and 22% on the first, second and third anniversary of the Commencement Date. The stock options shall be subject to the additional terms and conditions as set forth in the Plan and a non-qualified stock option agreement.

          (d)  GC Stock Options.  Executive shall receive options to purchase a
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number of shares of GC common stock (the "GC Stock Options") equal to 5.5% of the currently outstanding common stock of GC at an aggregate strike price of $100,000,000. The options shall vest 34% on the Commencement Date and 22% on the first, second and third anniversary of the Commencement Date. The GC Stock Options shall be subject to additional terms and conditions as may be determined by the GC Board of Directors; provided, however, that any terms and conditions which materially deviate from the terms and conditions of the Global Crossing Ltd. Stock Options are subject to Executive's prior approval. In the event that Global Crossing Ltd. issues a Tracking Stock (as defined below), the GC Stock Options shall be equitably converted into options for the Tracking Stock or otherwise dealt with in a manner that minimizes adverse accounting treatment without adverse effect upon Executive.

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          (e)  Recommended Stock Options.  In addition to the GC Stock Options,
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Executive shall have the right to recommend that the GC Compensation Committee, whose members shall be nominated by the Chairman of the GC Board of Directors, grant options to purchase GC common stock (the "Recommended Stock Options") to one or more GC employees Executive hires or desires to retain. The GC Board of Directors shall not unreasonably withhold approval of the Recommended Stock Options. In the event that Global Crossing Ltd. issues a Tracking Stock (as defined below), the Recommended Stock Options shall be equitably converted into options for the Tracking Stock or otherwise dealt with in a manner that minimizes adverse accounting treatment without adverse effect upon the optionee.

          (f)  Global Crossing Tracking Stock.  Global Crossing, Ltd.
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anticipates establishing a tracking stock (the "Tracking Stock") for its existing digital distribution, Internet and data services business, currently owned and operated by GC (the "Tracked Business"). Subject to market conditions, it is anticipated that between 10% and 20% of the equity value of the Tracked Business will be issued in an initial public offering in the first half of 2000. Issuance of Tracking Stock is subject to approval of the holders of Global Crossing Ltd. common stock pursuant to Bermuda law.

          5.   Insurance and 401(k) Savings Plan.
               ---------------------------------

          (a) Executive shall be entitled to participate, subject to any rules and conditions and applicable laws and regulations, in any medical, dental, life insurance and/or disability insurance plan established and operated by GC, for the benefit of executives of GC and their dependents. Any such plan may be changed from time to time in the sole discretion of GC.

          (b) GC shall cover Executive at GC's expense for workers' compensation and disability insurance as required by law.

          (c) Subject to the terms and conditions of the GC 401(k) Plan and applicable law, Executive shall be entitled to participate in any 401(k) savings plan adopted by GC.

          6.   Vacation.
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          (a)  Executive shall be entitled to four weeks of paid vacation per year, to be taken in such period and at such time as requirements of GC's business permit. Executive shall not accrue more than four weeks paid vacation.

          (b) On termination of Executive's employment for whatever reason, Executive shall be entitled to accrued vacation pay through the date of termination.

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          7.   Expense Reimbursements.
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          Executive shall be reimbursed for business expenses incurred by
Executive on behalf of GC, including but not limited to, travel and entertainment expenses.

          8.   Business Travel.
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          Limousine service shall be available for all business travel.

          9.   Termination/Resignation.
               -----------------------

          Subject to the provisions below, Executive may be terminated by GC at any time for cause by a vote of the majority of the GC Board of Directors, or at any time without cause by a vote of the majority plus one of the GC Board of Directors. Executive may resign from employment at any time.

          (a)  Termination For Cause.  Actions or omissions which will entitle
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GC to terminate Executive for cause shall be limited to the following:

               (i)   conviction of a felony; or

               (ii) material breach of the Proprietary Information Agreement attached hereto as Exhibit "A" and incorporated herein by
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                     reference; or

               (iii) Executive is unable to perform his duties under this
                     Agreement by reason of a final, non-appealable determination by a court or arbitration board.

For a period within 60 days after the occurrence of a termination for cause event ("Termination For Cause Event") pursuant to subparagraph 9(a), the GC Board shall deliver a written notice to Executive detailing the specific Termination For Cause Event. If the GC Board reasonably determines that the Termination For Cause Event is not curable, then the Board shall have the right to deliver immediate notice of termination. If the GC Board reasonably determines that the Termination For Cause Event is curable, then it shall provide Executive with a period of 60 days to cure. In the event that Executive does not cure the Termination For Cause Event within 60 days after receipt of such notice, then the GC Board shall have 10 days to deliver notice of termination to the Executive.

Upon notice by GC to Executive that it is terminating Executive for cause, the Termination Date shall be the date on which such notice is received by Executive pursuant to Paragraph 11(a), or any later date specified in the notice of termination to Executive. If such termination is pursuant to subparagraph 9(a)(i) or 9(a)(iii), then

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Executive shall not be entitled to receive any further compensation or payments hereunder (except such Base Salary and Guaranteed Minimum Bonus relating to Executive's services prior to the Termination Date). If such termination is pursuant to subparagraph 9(a)(ii), then Executive shall be entitled to any remaining compensation and payments hereunder (including the continued vesting of the Global Crossing Ltd. Stock Options and the GC Stock Options) except to the extent of any damages to GC caused by such breach as determined by a final settlement of the parties or a final judgment or determination in any judicial or administrative proceeding that is no longer appealable. Nothing contained in this Paragraph shall limit the remedies available to GC at law or as otherwise provided in the Proprietary Information Agreement.

          (b)  Termination Due to Death or Disability.  During the Term, in the
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event that Executive's employment is terminated due to death of Executive or in the event that GC terminates Executive's employment due to illness or disability which has rendered him unable to perform on a full-time basis the duties of his employment for a period of more than four months during any twelve-month period, then all of Executive's Global Crossing Ltd. Stock Options and GC Stock Options shall immediately become vested and exercisable. Executive shall not be entitled to receive any further compensation or payments hereunder (except such Base Salary and Guaranteed Minimum Bonus relating to Executive's services prior to the Termination Date).

          (c)  Termination Other Than For Cause.  Executive may be terminated by
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GC at any time and for any (or no) reason, upon the giving of notice by GC to
Executive of termination for other than cause, death or disability. In such event, GC may, in the notice of termination, discharge Executive immediately or as of such future date, not to exceed one month, as GC may determine to be appropriate. In the event that Executive is terminated pursuant to this subsection, all Global Crossing Ltd. Stock Options and GC Stock Options shall become immediately vested and exercisable and Executive shall receive his Base Salary and Guaranteed Minimum Bonus, less such deductions as may be required by law, for the remainder of the Term.

          (d)  Resignation.  Events which shall entitle Executive to resign for
               -----------
cause ("For Cause Event") shall include the following:

               (i)            Executive is not elected or retained as Chairman,
                     CEO and director of GC; or

               (ii)           there is a significant change in the nature or
                     scope of Executive's authority, powers, functions, duties or responsibilities; or

               (iii)          there is a substantial and continued reduction in
                     support service, staff, secretarial assistance or office space to a level at which Executive is unable to perform his duties; or

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               (iv)           GC or Global Crossing Ltd. shall fail to grant the
                    stock options required under this Agreement or GC shall fail to make any payments due under this Agreement; or

               (v)            A Change in Control (as defined in the Plan) shall
                    occur; or

               (vi)           Any material breach of this Agreement by GC.
                    Failure on the part of GC or Global Crossing Ltd. to satisfy the requirements of Paragraph 2 hereof shall be deemed a material breach of this Agreement by GC.

For a period of 60 days after the occurrence of a For Cause Event, Executive shall have the right to deliver a notice of breach to GC detailing the specific For Cause Event that has occurred. In the event that GC does not cure the breach within 60 days after receipt of notice, then Executive shall have 10 days to deliver notice of resignation. Upon such resignation, all Global Crossing Ltd. Stock Options and GC Stock Options shall become immediately vested and exercisable and Executive shall be entitled to receive his Base Salary and Guaranteed Minimum Bonus, less such deductions as may be required by law, for the remainder of the Term.

          10.  Confidentiality and Proprietary Information.
               -------------------------------------------

          Executive shall comply in all respects with the terms and conditions of the Proprietary Information Agreement.

          11.  Miscellaneous.
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          (a)  Notices. Any notice or other communications provided for in this
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Agreement shall be in writing and deemed received upon receipt after delivery by certified mail, return receipt requested, or by hand as follows: in the case of GC, to the CEO of Global Crossing Ltd. at 360 North Crescent Drive, Beverly Hills, California 90210 or such other address at which the office of the CEO of Global Crossing Ltd. may be located in the case of Executive, Suite 420, 235 Montgomery Street, San Francisco, California 94104.

          (b)  Waiver.  No waiver or modification in whole or in part of this
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Agreement, or any term or condition hereof, shall be effective against any party unless in writing and duly signed by the party sought to be bound. Any waiver or any breach of any provision hereof, or of any right or power by any party on one or more occasions shall not be construed as a waiver of, or a bar to, the exercise of such right or power on any other occasion or as a waiver of any subsequent breach.

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          (c)  Severability.  Each provision of this Agreement shall be
               ------------
interpreted so as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of the remaining provisions of this Agreement.

          (d)  Binding Effect; Successors.  This Agreement shall inure to the
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benefit of and shall be binding upon GC and its successors and assigns and
Executive and his heirs. Executive may not assign, transfer, or otherwise dispose of this Agreement, or any of his other rights hereunder, without prior written consent of GC, and any such attempted assignment, transfer or other disposition without such consent shall be null and void. GC shall be entitled to assign this Agreement, without the prior written consent of Executive, in connection with the merger or consolidation of GC with another corporation, or the sale of all or substantially all of the assets and business of GC to another corporation or entity. The surviving or acquiring entity, or the purchaser of all or substantially all of the assets and business of GC, shall assume all of the obligations of GC hereunder and this Agreement shall continue in full force and effect.

          (e)  Entire Agreement.  This Agreement sets forth the entire
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agreement between the parties hereto with respect to the subject matter hereof, and supersedes all other agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

          (f)  Controlling Law.  This Agreement shall be governed by, and
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construed and enforced in accordance with, the laws of the State of California.

          (g)  Executive Not Otherwise Bound.  Executive represents and
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warrants to GC that he is not bound by any agreement or understanding, contractual, or otherwise (including but not limited to restrictions implied in law), that would disallow or conflict in any way with Executive fulfilling his obligations as expressed in this Agreement, or his entering into the employment relationship contemplated in the Agreement.

          (h)  Post-Termination Obligation.  After the termination or
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resignation of Executive, Executive shall not, either directly or indirectly, expressly or impliedly, at any time during a period of two years following such termination or resignation, solicit in any manner whatsoever the employment or engagement of, either for his own account or for any other person or entity, any person who is employed by GC or an affiliated company.

          (i)  Binding Arbitration.  Any controversy arising out of or relating
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to this Agreement or the breach hereof shall be settled by binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association (with the exception that there will be a panel of three arbitrators rather than a single arbitrator) and judgement upon the award rendered may be entered in any court having

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jurisdiction thereof. The costs of any such arbitration proceedings shall be borne equally by GC and Executive. Neither party shall be entitled to recover attorney's fee or costs expended in the course of such arbitration or enforcement of the awarded rendered thereunder. The location for the arbitration shall be San Francisco, California.

          (j)  Excise Tax. In the event that any amounts you receive or are
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deemed to receive in connection with a Change in Control or a termination or resignation pursuant to subparagraph 9(b)(c) or (d) hereof (whether in respect of stock options, severance or otherwise) would give rise to any excise tax under Section 4999 of the Internal Revenue Code, the Company shall make payment to Executive of such amounts as are necessary for Executive to be wholly protected from the costs of any such excise tax (and any attendant income taxes, penalties and/or interest charges).

          (k)  Attorney Fees.  GC shall reimburse Executive for reasonable
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attorney fees and costs, not to exceed $30,000, associated with the negotiation and preparation of this Agreement and any related agreements.

          IN WITNESS WHEREOF, GC and Executive have executed this Agreement as of the day and year first above written.

GLOBALCENTER INC.,
a Delaware corporation

By: /s/ Gary Winnick               DATE: December 5, 1999
    --------------------------           --------------------------
Name: Gary Winnick
    --------------------------
Title: Chairman

AGREED AND ACCEPTED:

/s/ Leo J. Hindery, Jr.            DATE: December 5, 1999
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Leo J. Hindery, Jr.

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